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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              RAILWORKS CORPORATION


         RailWorks Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         I. The name of the Corporation is RailWorks Corporation and the Corporation was originally incorporated under the name Railworks Corporation, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 20, 1998.

         II. Pursuant to Section 242 and 245 of the Delaware General Corporation Law ("DGCL"), this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the March 20, 1998 Certificate of Incorporation of the Corporation, and has been consented to in writing by the Board of Directors and the sole stockholder of the Corporation.

         III. The text of the March 20, 1998 Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                       1.

         The name of the Corporation is RailWorks Corporation.

                                       2.

         The address of its registered agent in the State of Delaware is 1209 Orange Street Wilmington, Delaware 19801 in the county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
                                       3.

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the General Corporation Law of Delaware or any amendment thereto.



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                                       4.

         The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock").

                                       5.

         The holders of the Common Stock shall have the exclusive voting power for all purposes. On all matters to be voted or acted upon by the stockholders, each holder of the Common Stock will be entitled to one vote for each share of such stock held of record in the holder's name on the books of the corporation at the time determined according to law.

                                       6.

         Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

                  (a) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different form the par value thereof;

                  (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  (c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                  (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary



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                           liquidation, dissolution or winding up, or upon any
                           distribution of the assets, of the Corporation;

                  (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                  (j) the ranking (be in pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                  (k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

                                       7.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.



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                                       8.

         The number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the Bylaws, but in no case shall the number be less than the minimum number authorized by the laws of Delaware. Directors need not be stockholders. The elections of directors need not be by ballot.

                                       9.

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of which shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1998, the director first elected to Class II shall serve for a term ending on the date of the second annual meeting next following calendar year 1998, and the director first elected to Class III shall serve for a year ending on the date of the third annual meeting next following the end of the calendar year 1998. Any director who may be elected by holders of any series of Preferred Stock then outstanding shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected.

                                       10.

         In the event of any increase or decrease in the authorized number of directors:

                  (a) Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term, or his prior death, retirement, resignation or removal; and

                  (b) Newly-created or eliminated directorships resulting form any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

                                       11.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding to fill director vacancies, vacancies on the Board of Directors (including vacancies resulting from retirement, resignation, removal from office or death) shall be filled exclusively by the Board of Directors. Any director so elected shall hold office until the next annual meeting of shareholders.

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                                       12.

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation on personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


                                       13.

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws, subject only to such limitations, if any, as the Bylaws of the corporation may from time to time impose.



                                       14.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment thereto in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders hereunder are granted subject to this reservation.



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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation as of the 20th day of May, 1998.


                                      /s/ John G. Larkin
                                      -----------------------------------------
                                      John G. Larkin
                                      Chairman of the Board and Chief Executive
                                      Officer